                                                                  Exhibit 28.1

                       OLD STONE BANK OF NORTH CAROLINA
                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

- --------------------------------------------------------------------------------------------------------------------
                                                                                    September 30,       December 31,
    Assets                                                                              1993                1992
- --------------------------------------------------------------------------------------------------------------------
Cash and due from banks - noninterest bearing                                        $ 9,496,106          12,755,877
Interest bearing deposits in other banks                                              29,286,117           5,327,830
Investment securities                                                                 71,087,097          64,821,513
Mortgage-backed securities                                                            43,109,072          54,195,034
Loans, net of allowance for loan losses                                              377,965,592         395,737,548
Loans held for sale                                                                    4,344,286          24,677,173
Accrued interest receivable                                                            3,162,537           3,705,247
Real estate acquired in settlement of loans                                              817,236           1,162,392
Stock in the Federal Home Loan Bank, at cost                                           4,556,000           4,365,800
Premises and equipment, net                                                            2,482,103           2,786,193
Other assets                                                                           2,416,184           2,180,826
- --------------------------------------------------------------------------------------------------------------------
   Total assets                                                                     $548,722,330         571,715,433
====================================================================================================================

   Liabilities and stockholder's equity
- --------------------------------------------------------------------------------------------------------------------
Deposit accounts                                                                    $483,236,498         495,537,389
Advances from the Federal Home Loan Bank                                              20,000,000          32,000,000
Advance payments by borrowers for property taxes and insurance                         1,691,637           1,204,660
Accrued interest payable                                                                 122,318             152,439
Current income taxes payable                                                                   0           1,153,731
Other liabilities                                                                      5,735,033           4,706,054
- --------------------------------------------------------------------------------------------------------------------
   Total liabilities                                                                 510,785,486         534,754,273
- --------------------------------------------------------------------------------------------------------------------
Stockholder's equity
 Common stock, $1 par value, 100 shares authorized, issued and outstanding                   100                 100
 Additional paid-in capital                                                           34,999,900          34,999,900
 Retained earnings                                                                     2,936,844           1,961,160
- --------------------------------------------------------------------------------------------------------------------
   Total stockholder's equity                                                         37,936,844          36,961,160
- --------------------------------------------------------------------------------------------------------------------
   Total liabilities and stockholder's equity                                       $548,722,330         571,715,433
====================================================================================================================

                       OLD STONE BANK OF NORTH CAROLINA
                       CONSOLIDATED STATEMENT OF INCOME

- -------------------------------------------------------------------------------
                                                 Nine Months Ended September 30,
                                                      1993              1992
- -------------------------------------------------------------------------------
Interest income:
 Interest-bearing deposits                       $   447,884            719,109
 Investment securities                             2,395,529          1,203,983
 Mortgage-backed securities                        2,557,528          3,247,686
 Mortgage loans                                   15,380,605         17,197,625
 Consumer loans                                    9,025,703         13,246,948
 Other                                               271,036            322,257
- -------------------------------------------------------------------------------
   Total interest income                          30,078,285         35,937,608
- -------------------------------------------------------------------------------
Interest expense:
 Deposit accounts                                 14,483,209         18,526,155
 Borrowings                                        1,009,044          1,911,140
- -------------------------------------------------------------------------------
   Total interest expense                         15,492,253         20,437,295
- -------------------------------------------------------------------------------
   Net interest income                            14,586,032         15,500,313
Provision for loan losses                          1,245,601          2,047,000
- -------------------------------------------------------------------------------
   Net interest income after provision for
    loan losses                                   13,340,431         13,453,313
- -------------------------------------------------------------------------------
Other income (expense):
 Loan servicing and other loan fees                  969,471            929,866
 Deposit and other service charge income             548,539            555,167
 Gain on sales of loans, net                         264,421            266,473
 Gain on sales of foreclosed real estate, net         98,581             18,923
 Gain on sale of mortgage-backed securities                0             80,182
 Provision for loss on foreclosed real estate       (308,960)          (270,587)
 Expense from foreclosed real estate operations,
   net                                              (106,309)           (18,910)
 Other income                                        653,587            762,032
- -------------------------------------------------------------------------------
   Total other income, net                         2,119,330          2,323,146
- -------------------------------------------------------------------------------
General and administrative expenses:
 Compensation, payroll taxes and fringe benefits   4,085,331          4,035,009
 Occupancy                                           851,511            922,668
 Advertising                                         235,917            293,749
 Telephone, postage, and supplies                    496,969            545,379
 Federal and other insurance premiums                998,092            990,447
 Data processing fees                                397,232            437,194
 Other expenses                                    2,090,310          1,195,530
- -------------------------------------------------------------------------------
   Total general and administrative expenses       9,155,362          8,419,976
- -------------------------------------------------------------------------------
   Income before income taxes                      6,304,399          7,356,483
Income taxes                                       2,328,715          2,845,652
- -------------------------------------------------------------------------------
Net Income before cumulative effect or change
 in accounting principle                           3,975,684          4,510,831
Cumulative effect of change in accounting
 principle-adoption of SFAS Number 109                     0            790,000
- -------------------------------------------------------------------------------
Net income                                         3,975,684          5,300,831
===============================================================================

                       OLD STONE BANK OF NORTH CAROLINA
                     CONSOLIDATED STATEMENT OF CASH FLOWS

- --------------------------------------------------------------------------------
                                                    Nine Months Ended
                                         September 30, 1993  September 30, 1992
- --------------------------------------------------------------------------------
Cash flows from operating activities:
 Net income                                      $3,975,684           5,300,831
 Adjustments to reconcile net income to
  net cash provided by operating
   activities:
  Amortization of:
   Deferred loan origination fees                  (822,463)           (428,645)
   Premiums and discounts, net                      346,932            (492,459)
  Provision for loan losses                       1,245,601           2,047,000
  Provision for loss on foreclosed real
   estate                                           308,960             270,587
  Deferred income tax benefit                             -            (804,451)
  Net gain (loss) on sales of assets               (329,203)           (388,776)
  Depreciation of premises and equipment            294,977             257,551
  Net loan origination fees deferred                445,900             944,213
  Stock dividends on FHLB stock                    (190,200)           (264,300)
  Proceeds from loan sales                       57,419,980         115,039,754
  (Increase)decrease in other assets                307,290              (4,707)
  (Decrease) in other liabilities                  (122,247)           (442,450)
- --------------------------------------------------------------------------------
   Total adjustments                             58,905,527         115,733,317
- --------------------------------------------------------------------------------
   Net cash provided by operating activities     62,881,211         121,034,148
- --------------------------------------------------------------------------------

Cash flows from investing avtivities:
 Net increase in loans from originations
  and repayments                                (21,117,839)        (42,215,868)
 Principal payments on mortgage-backed
  secruities                                     10,858,467          10,039,417
 Proceeds from maturities of Investment
  securities                                     38,000,000           8,300,000
 Proceeds from sales of real estate               1,321,743           2,063,917
 Purchases of premises and equipment                (30,257)           (565,646)
 Proceeds from disposal of premises and
  equipment                                           5,571             105,586
 Proceeds from sale of Mortgage-backed
  securities                                              -           5,147,688
 Purchases of investment and Mortgage-
  backed securities                             (44,569,466)        (86,078,814)
- --------------------------------------------------------------------------------
      Net cash used by Investing activities    ($15,531,781)       (103,203,720)
- --------------------------------------------------------------------------------

                       OLD STONE BANK OF NORTH CAROLINA
               CONSOLIDATED STATEMENT OF CASH FLOWS - CONTINUED

- -----------------------------------------------------------------------------------------------------------------
                                                                                   Nine Months Ended
                                                                         September 30, 1993    September 30, 1992
- -----------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
 Net increase (decrease) in deposits                                         ($12,137,891)         $12,300,841
 Net decrease in FHLB advances                                                (12,000,000)         (50,287,000)
 Net increase in advance payments by borrowers
  for property taxes and insurance                                                486,977              514,531
 Dividends paid                                                                (3,000,000)          (3,000,000)
- -----------------------------------------------------------------------------------------------------------------
    Net cash used by financing activities                                     (26,650,914)         (40,471,628)
- -----------------------------------------------------------------------------------------------------------------

    Net increase (decrease) in cash and cash equivalents                       20,698,516          (22,641,200)
Cash and cash equivalents at beginning of period                               18,083,707           35,483,247
- -----------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                    $38,782,223          $12,842,047
=================================================================================================================